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                                                                    Exhibit 99.1

Northern Trust Corporation
50 South La Salle Street
Chicago, Illinois 60675
(312) 630-6300

{Logo of Northern Trust]


August 13, 2002


VIA FACSIMILE (202-824-5090 OR 202-824-5091) FOLLOWED BY FEDERAL EXPRESS
------------------------------------------------------------------------

Mr. Jonathan G. Katz
Secretary
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington D.C. 20549

Re: Northern Trust Corporation - Statements Under Oath of Principal Executive and Principal Financial Officer

Dear Secretary Katz:

Enclosed on behalf of the Principal Executive Officer and Principal Financial Officer of Northern Trust Corporation pursuant to Order No. 4-460 of the Securities and Exchange Commission (June 27, 2002), please find one (1) original and one (1) copy of each of the following documents:

1. Statement Under Oath of Principal Executive Officer Regarding Facts and Circumstances Relating to Exchange Act Filings; and

2. Statement Under Oath of Principal Financial Officer Regarding Facts and Circumstances Relating to Exchange Act Filings.

Please file stamp the enclosed copy of this letter and the enclosed copy of each Statement and return them in the self-addressed stamped envelope to confirm your receipt of these filings.

Sincerely,

/s/ Perry R. Pero
---------------------
    Perry R. Pero
    Vice Chairman and Chief Financial Officer

Enclosures